Exhibit 99.2

CONTACT:	FOR IMMEDIATE RELEASE
December 6, 2007
Doral Financial Corporation
Investor Relations & Media:
Lucienne Gigante
(787) 474-6711
— DORAL FINANCIAL CORPORATION DECLARES CASH DIVIDEND ON THREE SERIES OF PREFERRED STOCK—
SAN JUAN, Puerto Rico — December 6, 2007 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, announced today that on November 30, 2007, it paid the regular monthly cash dividend on the Company’s 7% Noncumulative Monthly Income Preferred Stock, Series A (the “Series A Preferred Stock”), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”) and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (the “Series C Preferred Stock”), in the amount of $0.2917, $0.173958, $0.151042 per share, respectively. The dividend on each of the series was paid to the record holders as of the close of business on November 30, 2007.